UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2020

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53722	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

225 Franklin Street, Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2020, the Board of Directors (the “Board”) of Zoom Telephonics, Inc. (the “Company”) appointed Jeremy Hitchcock as Executive Chairman of the Board.  As previously disclosed, Mr. Hitchcock previously served as the Company’s Chairman of the Board since February 1, 2020 and as a Director of the Board since May 2019. Mr. Hitchcock is a technology entrepreneur and is the co-founder, President and Chief Executive Officer and a stockholder of Minim, Inc. (“Minim”), a fast growing IoT networking and security company. Previously, Mr. Hitchcock founded Dyn when he was a student at Worcester Polytechnic Institute in 2001. Dyn is an Internet infrastructure company connecting people, content, and commerce. Dyn grew to 500 people and raised $100 million of growth capital. Dyn was acquired by Oracle in 2017.  Mr. Hitchcock earned a BS in Management Information Systems from Worcester Polytechnic Institute.

As previously disclosed, on May 3, 2019, the Company entered into a Stock Purchase Agreement with certain accredited investors, including Mr. Hitchcock, in a private placement (the “Private Placement”) pursuant to which the Company sold an aggregate of 4,545,455 shares of common stock, par value $0.01 per share at a purchase price of $1.10 per share.  The gross proceeds to the Company at the closing of the Private Placement was approximately $5.0 million.  In connection with the Private Placement, Mr. Hitchcock was appointed as a member of the Board.  In addition, as previously disclosed, on July 25, 2019, the Company entered into a Master Partnership Agreement with Minim, together with a related Statement of Work, License, Collaborative Agreement, Software/Service Availability Agreement and Software/Service Support Level Agreement (collectively, the “Partnership Agreement”).  Under the Partnership Agreement, the Company will integrate Minim software and services into certain hardware products distributed by the Company, and Minim will be entitled to certain fees and a portion of revenue received from the end users of such services and software.  The Company and Minim entered into an additional Statement of Work on December 31, 2019 providing for further integration of Minim services, with a monthly minimum payment of $5,000 payable by the Company to Minim starting in January 2020 for a period of thirty-six months and a requirement for Minim to purchase at least $90,000 of the Company’s hardware by December 2022.  As of April 14, 2020, the Company has made payments of $10,000 on February 21, 2020 and $5,000 on March 12, 2020 to Minim under the Partnership Agreement.

Mr. Hitchcock is neither related to, nor does he have any relationship with, any existing member of the Board or any executive officer of the Company.  Other than the Private Placement and Mr. Hitchcock’s relationship with Minim, there are no transactions between the Company and Mr. Hitchcock that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TELEPHONICS, INC.

Dated: April 17, 2020	By:	/s/ Joseph Wytanis
Joseph Wytanis
Chief Executive Officer